ANACOMP, INC.


                                       and


                          MELLON INVESTOR SERVICES LLC,

                                as Warrant Agent



                                WARRANT AGREEMENT


                          Dated as of December 31, 2001

                                TABLE OF CONTENTS

Section

1.      DEFINITIONS...........................................................1

2.      EXERCISE OF WARRANT...................................................3
        2.1.   Manner of Exercise.............................................3
        2.2.   Payment of Taxes...............................................4
        2.3.   Fractional Shares..............................................4

3.      TRANSFER, DIVISION AND COMBINATION....................................4
        3.1.   Division and Combination.......................................4
        3.2.   Expenses.......................................................4
        3.3.   Maintenance of Books...........................................4

4.      ADJUSTMENTS...........................................................5
        4.1.   Stock Dividends, Subdivisions and Combinations.................5
        4.2.   Other Provisions Applicable to Adjustments under this Section..5
        4.3.   Reorganization, Reclassification, Merger, Consolidation or
               Disposition of Assets..........................................6

5.      NOTICES TO WARRANT HOLDERS............................................7
        5.1.   Notice of Adjustments..........................................7

6.      RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
        APPROVAL OF ANY GOVERNMENTAL AUTHORITY................................8

7.      STOCK AND WARRANT TRANSFER BOOKS......................................8

8.      LOSS OR MUTILATION....................................................8

9.      OFFICE OF COMPANY.....................................................9

10.     LIMITATION OF LIABILITY...............................................9

11.     CONCERNING THE WARRANT AGENT..........................................9
        11.1.  Correctness of Statement.......................................9
        11.2.  Breach of Covenants............................................9
        11.3.  Reliance on Counsel............................................9
        11.4.  Reliance on Documents..........................................9
        11.5.  Compensation...................................................10
        11.6.  Legal Proceedings..............................................10
        11.7.  Other Transactions in Securities of the Company................10
        11.8.  Liability of Warrant Agent.....................................10
        11.9.  Adjustments to the Number of Warrant Shares....................11

12.     MISCELLANEOUS.........................................................11
        12.1.  Nonwaiver......................................................11
        12.2.  Notice Generally...............................................11
        12.3.  Appointment of Warrant Agent...................................12
        12.4.  Successors and Assigns.........................................13
        12.5.  Amendment......................................................13
        12.6.  Severability...................................................13
        12.7.  Headings.......................................................13
        12.8.  Governing Law..................................................13

SIGNATURES....................................................................15

EXHIBITS
Exhibit A    -    Form of Warrant Certificate.................................16
Exhibit B    -    Subscription Form...........................................19
Exhibit C    -    Assignment Form.............................................21

                                WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of December 31, 2001 (the "Agreement"), between ANACOMP, INC., an Indiana corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

          WHEREAS, in connection with the financial restructuring of the Company pursuant to that certain Plan of Reorganization (the "Plan") and Disclosure Statement dated August 29, 2001 (the "Disclosure Statement"), the Company proposes to issue the Warrants (as defined herein), representing the right to purchase up to an aggregate of 783,077 shares of its Class B Common Stock (as defined herein), subject to adjustment as hereinafter provided, to the holders of record of Common Stock as of the close of business on the Business Day immediately preceding the Effective Date;

          WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein;

          NOW THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

1.  DEFINITIONS

          As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

          "Additional Shares of Class B Common Stock" means all shares of Class B Common Stock issued by the Company after the Effective Date, other than the Warrant Stock.

          "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of New Jersey.

          "Commission" means the Securities and Exchange Commission or any other
federal  agency  then   administering  the  Securities  Act  and  other  federal
securities laws.

          "Class B Common Stock" means (except where the context otherwise indicates) the Class B Common Stock, $0.01 par value, of the Company, and any capital stock into which such Class B Common Stock may hereafter be changed, whether as a result of any change in the capital structure of the Company or otherwise.

          "Current Warrant Price" means, in respect of a share of Class B Common Stock at any date herein specified, the price at which a share of Class B Common Stock may be purchased pursuant to this Warrant Agreement on such date. The Current Warrant Price as of the Effective Date is $61.54, subject to adjustment in accordance with the terms hereof.

          "Effective Date" means the date of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

          "Exercise Period" means the period during which the Warrants are exercisable pursuant to Section 2.1.

          "Expiration Time" means 5:00 p.m., New York time, on the fifth (5th) anniversary of the Effective Date.

          "Holder" or "Holders" means the Person or Persons in whose name a Warrant or Warrants are registered on the books of the Company maintained by the Warrant Agent for such purpose.

          "Other Property" shall have the meaning set forth in Section 4.3.

          "Outstanding" means, when used with reference to Class B Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Class B Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Class B Common Stock.

          "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, firm, trust, an incorporated organization, association, corporation, institution, public benefit corporation, group, entity or government entity (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) and shall include any successor (by merger or otherwise) of such entity.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Warrant" means each of the Company's warrants issued pursuant to this Agreement, each of which evidences the right to purchase one share of Class B Common Stock, subject to adjustment as set forth in this Warrant Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof, including, without limitation, each of the Company's warrants issued pursuant to the Plan in satisfaction of the Allowed
Section 510(b) Claims described therein.

          "Warrant Certificate" means a certificate, substantially in the form of Exhibit A hereto, representing one or more Warrants held by a Holder. All Warrant Certificates shall at all times be identical as to terms and conditions and date, except as to the number of Warrants represented thereby and the number of shares of Class B Common Stock for which such Warrants may be exercised.

          "Warrant Price" means an amount equal to (i) the number of shares of Class B Common Stock being purchased upon exercise of Warrants pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" means the shares of Class B Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.  EXERCISE OF WARRANT

          2.1. Manner of Exercise. From and after the date hereof and until the Expiration Time, a Holder may exercise Warrants, at any time and from time to time, on any Business Day, for all or any part of the number of shares of Class B Common Stock purchasable hereunder.

          In order to exercise Warrants, a Holder shall deliver to the Warrant Agent at its designated office located at 85 Challenger Road, Ridgefield Park, NJ 07660 in accordance with Section 9, (i) a written notice of such Holder's election to exercise such Warrants, which notice shall specify the number of shares of Class B Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) the Warrant Certificate in respect of the Warrants being exercised. Such notice shall be substantially in the form of the subscription form attached hereto as Exhibit B, duly executed by such Holder or its designated agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Class B Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as a Holder shall request in the notice and shall be registered in the name of such Holder or, such other name as shall be designated in the notice delivered to the Warrant Agent by such Holder. Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and a Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice when the applicable payment of the Warrant Price and the Warrant Certificate are received by the Warrant Agent as described above and all taxes and charges required to be paid by a Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If the Warrants represented by a Warrant Certificate shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to a Holder a new Warrant Certificate evidencing the rights of such Holder to purchase the unpurchased shares of Class B Common Stock called for by the Warrant Certificate surrendered, which new Warrant Certificate shall in all other respects be identical with the Warrant Certificate so surrendered, or, at the written request of a Holder, appropriate notation may be made on the Warrant Certificate so surrendered and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired Warrants or any Warrant Stock otherwise than in accordance with this Warrant Agreement.

          Payment of the Warrant Price shall be made at the option of a Holder by certified or official bank check or by such other method as the Company shall have instructed the Warrant Agent in writing.

          2.2. Payment of Taxes. All shares of Class B Common Stock issuable upon the exercise of Warrants pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon a Holder, in which case such taxes or charges shall be paid by such Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Class B Common Stock issuable upon exercise of Warrants in any name other than that of a Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due. The Warrant Agent shall have no duty or obligation under this Section or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

          2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Class B Common Stock upon exercise of any Warrants. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the number of shares that such Holder shall be entitled to purchase shall reflect such fractional amount rounded downward to the nearest whole share amount.

3.  TRANSFER,  DIVISION AND  COMBINATION

          3.1. Division and Combination. A Warrant Certificate may be exchanged for a new Warrant Certificate and Warrants may be divided or combined with other Warrants upon presentation of the Warrant Certificate(s) therefor at the aforesaid office of the Warrant Agent, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by a Holder or its designated agent or attorney. Subject to compliance with this Section 3.1, as to any transfer which may be involved in such division or combination, the Warrant Agent shall execute and deliver a new Warrant Certificate(s) in exchange for the Warrant Certificate(a) representing the Warrants to be divided or combined in accordance with such notice.

          3.2. Expenses. The Company shall prepare, issue and deliver at its own expense (other than taxes or governmental charges) the new Warrant Certificates under this Section 3.

          3.3. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4. ADJUSTMENTS

          The number of shares of Class B Common Stock for which Warrants are exercisable, and the price at which such shares may be purchased upon exercise of Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give to the Warrant Agent and to each Holder a notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

     (a) take a record of the holders of its Class B Common Stock for the purpose of entitling them to receive a dividend payable in, or make any other distribution of, Additional Shares of Class B Common Stock to the holders of its Class B Common Stock,

     (b) subdivide its outstanding shares of Class B Common Stock into a larger number of shares of Class B Common Stock, or

     (c) combine its outstanding shares of Class B Common Stock into a smaller number of shares of Class B Common Stock,

then (i) the number of shares of Class B Common Stock for which Warrants are exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Class B Common Stock which a record holder of the same number of shares of Class B Common Stock for which such Warrants are exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Class B Common Stock for which such Warrants are exercisable immediately prior to the adjustment divided by (B) the number of shares for which such Warrants are exercisable immediately after such adjustment.

          4.2. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Class B Common Stock for which Warrants are exercisable and the Current Warrant Price provided for in this Section 4:

          (a) When  Adjustments  to Be Made.  The  adjustments  required by this
     Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Class B Common Stock for which Warrants are exercisable that would otherwise be required may be postponed up to, but not beyond the date of exercise, if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Class B Common Stock for which Warrants are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) Fractional Interests. In computing adjustments under this Section 4, fractionaL interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          4.3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by or distributed to the holders of Class B Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of Warrants, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Class B Common Stock for which such Warrants are exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Class B Common Stock for which Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

4.4.  Special Adjustments.

          (a) In accordance with the Plan and in compliance with the Confirmation Order issued by the United States Bankruptcy Court for the Southern District of California in connection therewith, and notwithstanding any provision contained herein or in any Warrant Certificate to the contrary, the aggregate number of shares of Class B Common Stock that may be purchased upon exercise of the Warrants issued and outstanding at any time hereunder shall be reduced equally and ratably among all of the Holders of such Warrants on each occasion that an additional Warrant Certificate of like tenor is issued by the Company hereunder in satisfaction of any Allowed Section 510(b) Common Claim (as such term is defined in the Plan), so that at all times no more than an aggregate of 783,077 (the "Maximum Number") shares of Class B Common Stock may be purchased upon exercise of the Warrants.

          (b) The Maximum Number of shares of Class B Common Stock that may be purchased upon exercise of the Warrants, and the Current Warrant Price shall be subject to adjustment in accordance with the other provisions of this Section 4; provided, however, that there shall be no adjustment in the Current Warrant Price as a result of the issuance of an additional Warrant Certificate in satisfaction of any Allowed Section 510(b) Claim.

          (c) Each Warrant Certificate shall bear the following legend:

          IN ACCORDANCE WITH THE PLAN OF REORGANIZATION, DATED AUGUST 29, 2001 (THE "PLAN"), OF THE COMPANY, AND THE CONFIRMATION ORDER ISSUED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA IN CONNECTION THEREWITH, AND NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS WARRANT CERTIFICATE TO THE CONTRARY, THE AGGREGATE NUMBER OF SHARES OF CLASS B COMMON STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT CERTIFICATE AND ALL WARRANT CERTIFICATES OF LIKE TENOR THEN OUTSTANDING SHALL BE REDUCED EQUALLY AND RATABLY AMONG ALL OF THE HOLDERS THEREOF ON EACH OCCASION THAT AN ADDITIONAL WARRANT CERTIFICATE OF LIKE TENOR SHALL BE ISSUED BY THE COMPANY IN SATISFACTION OF ANY ALLOWED SECTION 510(B) COMMON CLAIM (AS SUCH TERM IS DEFINED IN THE PLAN). THE NUMBER OF SHARES OF CLASS B COMMON STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT CERTIFICATE, AS SET FORTH HEREIN, SHALL BE DEEMED TO BE AUTOMATICALLY REDUCED AS OF THE RECORD DATE OF EACH SUCH ISSUANCE IN ACCORDANCE WITH THE TERMS SET FORTH IN THE WARRANT AGREEMENT DESCRIBED HEREIN.

5.  NOTICES TO WARRANT HOLDERS

          5.1. Notice of Adjustments. Whenever the number of shares of Class B Common Stock for which Warrants are exercisable, or whenever the price at which a share of such Class B Common Stock may be purchased upon exercise of Warrants shall be adjusted pursuant to Section 4, or whenever the Company shall issue an additional Warrant Certificate in satisfaction of an Allowed Section 510(b) Claim thereby necessitating a reduction in the number of Shares of Class B Common Stock that may be purchased upon exercise of the other Warrants then outstanding, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or reduction and the facts, computations, and method by which such adjustment or reduction was calculated specifying the number of shares of Class B Common Stock for which Warrants are exercisable and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock or Other Property for which Warrants are exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or reduction. The Company shall promptly cause a signed copy of such certificate to be delivered to the Warrant Agent and to each Holder in accordance with Section 12.2. The Company shall keep at its office or agency designated pursuant to Section 9 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of Warrants designated by a Holder thereof.

6. RESERVATION AND AUTHORIZATION OF CLASS B COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Class B Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Class B Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

          If any shares of Class B Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company will in good faith (subject to all applicable laws including, without limitation, those rules and regulations promulgated under the Securities Act) and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7.  STOCK AND WARRANT TRANSFER BOOKS

          The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.  LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and indemnity satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder.

9.  OFFICE OF Warrant Agent

          As long as any of the Warrants remain outstanding, the Warrant Agent, on behalf of the Company, shall maintain an office or agency where the Warrants may be presented for exercise, registration of transfer, division or combination
as  provided  in  this   Warrant   Agreement.

10.  LIMITATION   OF  LIABILITY

          No provision hereof, in the absence of affirmative action by a Holder to purchase shares of Class B Common Stock, and no enumeration herein of the rights or privileges of a Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Class B Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.  CONCERNING THE WARRANT AGENT

          The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

          11.1. Correctness of Statement. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent shall not be liable for, and assumes no responsibility for the correctness of any of the same. The Warrant Agent shall not be liable for, and assumes no responsibility with respect to the distribution of the Warrant Certificates except to follow the written instructions from the Company and the Holders in accordance with the provisions hereunder.

          11.2. Breach of Covenants. The Warrant Agent shall not be liable for, nor be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          11.3. Reliance on Counsel. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          11.4. Reliance on Documents. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof).

          11.5. Compensation and Indemnification. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent (including its reasonable expenses and counsel fees and disbursements) in the preparation, execution, delivery, amendment and administration and the exercise and performance of its duties under this
Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (each as finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement, the termination and the expiration of the Warrants, and the resignation or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

          11.6. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrant Certificates may be enforced by the Warrant Agent without possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          11.7. Other Transactions in Securities of the Company. Except as prohibited by law, the Warrant Agent, and any affiliate stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

          11.8. Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith (each as finally determined by a court of competent jurisdiction.) Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

          11.9. Adjustments to the Number of Warrant Shares. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Warrant Price or number of shares of the Warrant Stock deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Warrant Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent may resign its duties and be discharged from all further duties, obligations and liabilities hereunder, after giving thirty
(30) days prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing ( the "successor warrant agent"). The successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent.

12.  MISCELLANEOUS

          12.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

          12.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either (i) delivered in person with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) by telecopy and confirmed by telecopy answer back, addressed as follows:

     (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained by the Warrant Agent for such purpose;

     (b) If to the Warrant Agent, at 44 Wall Street, 6th floor, New York, NY 10005, with a copy to Mellon Investor Services LLC, at 85 Challenger Road, Ridgefield Park, NJ 07660; or

     (c)  If to the Company,  at 12365  Crosthwaite  Circle,  Poway,  California
          92064;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

          12.3. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment.

          12.4. Concerning the Warrant Agent:

     (a) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Officer and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Warrant Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any Officer, and to apply to any Officer for advice or instructions in connection with its duties hereunder, and such advice or instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with the advice or instructions of any Officer or for any delay in acting while waiting for such advice or instructions.

     (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

     (d) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

          12.5. Successors and Assigns. This Warrant Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, the Warrant Agent and the successors and assigns of each Holder. The provisions of this Warrant Agreement are intended to be for the benefit of all Holders from time to time of a Warrant or Warrants and holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          12.6. Amendment. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions or change in regard to matters or questions arising hereunder or any supplement agreement which the Company and the Warrant Agent may deem necessary or desirable and which shall materially not adversely affect the interests of the Holders.

          12.7. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

          12.8. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

          12.9. Governing Law. This Warrant Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant Agreement to be duly executed as of the date first written above.


                           ANACOMP, INC.


                           By: ___________________________________________
                               Name:
                               Title:


                           MELLON INVESTOR SERVICES LLC


                           By: ___________________________________________
                               Name:
                               Title:

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

               IN ACCORDANCE WITH THE PLAN OF REORGANIZATION, DATED AUGUST 29, 2001 (THE "PLAN"), OF THE COMPANY, AND THE CONFIRMATION ORDER ISSUED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA IN CONNECTION THEREWITH, AND NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS WARRANT CERTIFICATE TO THE CONTRARY, THE AGGREGATE NUMBER OF SHARES OF CLASS B COMMON STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT CERTIFICATE AND ALL WARRANT CERTIFICATES OF LIKE
               TENOR THEN OUTSTANDING SHALL BE REDUCED EQUALLY AND RATABLY AMONG ALL OF THE HOLDERS THEREOF ON EACH OCCASION THAT AN ADDITIONAL WARRANT CERTIFICATE OF LIKE TENOR SHALL BE ISSUED BY THE COMPANY IN SATISFACTION OF ANY ALLOWED SECTION 510(B) COMMON CLAIM (AS SUCH TERM IS DEFINED IN THE PLAN). THE NUMBER OF SHARES OF CLASS B COMMON STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT CERTIFICATE, AS SET FORTH HEREIN, SHALL BE DEEMED TO BE AUTOMATICALLY REDUCED AS OF THE RECORD DATE OF EACH SUCH ISSUANCE IN ACCORDANCE WITH THE TERMS SET FORTH IN THE WARRANT AGREEMENT DESCRIBED HEREIN.

                                     WARRANT

                                  ANACOMP, INC.

No. __________________                    [_____] Shares of Class B Common Stock

                     Incorporated Under the Laws of the State of Indiana

          THIS CERTIFIES THAT, for value received, ______________________, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from ANACOMP, INC., an Indiana corporation (the "Company"), at the time commencing as set forth in Section 2.1 of the Warrant Agreement (as defined below), and until 5:00pm New York time on December 31, 2006 (the "Expiration Time"), at the purchase price of $61.54 (subject to adjustment as described below) per whole share (the "Current Warrant Price"), the number of fully paid and nonassessable shares of Class B Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. The number of shares purchasable upon exercise of each Warrant and the Current Warrant Price per whole share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          The Warrants represented hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Subscription Form included herein duly executed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and simultaneous payment of the Current Warrant Price multiplied by the number of Warrants being exercised at the designated office of Mellon Investor Services LLC (the "Warrant Agent") at 85 Challenger Road, Ridgefield Park, NJ 07660. Payment of such price shall be made at the option of the Holder hereof by certified or official bank check.

          The Warrants represented hereby are of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of 783,077 shares of Class B Common Stock and are issued under and in accordance with a Warrant Agreement (the "Warrant Agreement"), dated as of December 31, 2001, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. A copy of the Warrant Agreement is available for inspection at the principal office of the Company.

          Upon any partial exercise of the Warrants represented hereby, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Class B Common Stock as to which the Warrants represented hereby shall not have been exercised. The Warrants represented hereby may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates representing Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of these Warrants. Subject to compliance with applicable securities laws, the Warrants represented hereby are transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          The Warrants represented hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          The Warrants represented hereby shall not be valid or obligatory for any purpose until this Warrant Certificate shall have been countersigned by the Warrant Agent.

          Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:     [_______________]

Countersigned and Registered:


MELLON INVESTOR SERVICES LLC,
as Warrant Agent



By:____________________________________________
             Authorized Signature


                                     ANACOMP, INC.


                                     By:________________________________________
                                           President and Chief Executive Officer


                                     Attest:____________________________________
                                                         Secretary

                                          EXHIBIT B

                                      SUBSCRIPTION FORM

                 [To be executed only upon exercise of a Warrant or Warrants]

          The undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [________] irrevocably exercises [_______] Warrant(s) for the purchase of [_______] shares of Class B Common Stock of ANACOMP, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant Agreement and requests that certificates for the shares of Class B Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to [_____________] whose address is [__________________] and, if such shares of
Class B Common Stock shall not include all of the shares of Class B Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Class B Common Stock issuable thereunder be delivered to the undersigned.


                                             ___________________________________
                                             (Name of Registered Owner)


                                             ___________________________________
                                             (Signature of Registered Owner)


                                             ___________________________________
                                             (Street Address)


__________________________________           ___________________________________
(Signature Guarantee)                        (City)(State) (Zip Code)

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

          Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officer.

Dated:         [      ]
                ------

Countersigned and Registered:

MELLON INVESTOR SERVICES LLC,
as Warrant Agent



By: ___________________________________________
    Authorized Signature
    [Name]
    [Title]


                                       ANACOMP, INC.

                                       By: _____________________________________
                                           President and Chief Executive Officer

                                       Attest:__________________________________
                                              Secretary

                                    EXHIBIT C

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of the Warrant(s) represented by Warrant Certificate No. [_______] hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant Agreement, with respect to the number of shares of Class B Common Stock set forth below:

Name and Address of Assignee                       No. of Shares of Common Stock
----------------------------                       -----------------------------




and does hereby irrevocably constitute and appoint [_____________________] attorney-in-fact to register such transfer on the books of ANACOMP, INC. maintained for the purpose, with full power of substitution in the premises.


Dated:___________________            Print Name: _______________________________

                                     Signature:  _______________________________

                                     Witness:    _______________________________




------------------------------------
       (Signature Guarantee)


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.